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                                                                  EXHIBIT (a)(2)

                                 AMENDMENT NO. 1
                                     TO THE
                       AGREEMENT AND DECLARATION OF TRUST
                                       OF
                    COLONIAL INVESTMENT GRADE MUNICIPAL TRUST


         This Amendment No. 1 to the AGREEMENT AND DECLARATION OF TRUST OF COLONIAL INVESTMENT GRADE MUNICIPAL TRUST is made at Boston, Massachusetts this 30th day of July, 1999 by the Trustees hereunder, and by the holders of Shares to be issued hereunder as hereinafter provided.

         WHEREAS, Article IX, Section 7 of the Declaration of Trust (the "Declaration of Trust") dated March 16, 1989, of Colonial Investment Grade Municipal Trust, a copy of which is on file in the Office of the Secretary of State of The Commonwealth of Massachusetts, authorizes the trustees of the Trust to amend said Declaration of Trust at any time by an instrument in writing signed by a majority of the then Trustees when authorized to do so by vote of shareholders holding a majority of the Shares entitled to vote;

         WHEREAS, the holders of a majority of the Shares of Colonial Investment Grade Municipal Trust entitled to vote have authorized this amendment of the Declaration of Trust;

         NOW, THEREFORE, the undersigned, being a majority of the Trustees of the Trust, and being authorized to do so by the holders of a majority of the outstanding shares of beneficial interest of Colonial Investment Grade Municipal Trust, have authorized the following amendments to the Declaration of Trust:

         Subsection (c) of Section 2 of Article I of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

                (c) "Shares" means the equal proportionate transferable units of interest into which the beneficial interest in the Trust shall be divided from time to time or, if more than one class or series of Shares is authorized by the Trustees, the equal proportionate transferable units into which each class or series of shares shall be divided from time to time;

         Subsections (g) and (h) of Section 2 of Article I of the Agreement and Declaration of Trust are amended to read in their entirety, and new subsections
(i) and (j) are added immediately thereafter, as follows:

                (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust as amended or restated from time to time;

                (h) "By-Laws" shall mean the By-Laws of the Trust as amended from time to time;

                (i) The term "class" or "class of Shares" refers to the division of Shares into two or more classes as provided in Article III, Section 1 hereof; and

                (j) The term "series" or "series of Shares" refers to the division of Shares representing any class into two or more series as provided in Article III, Section 1 hereof.

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         Sections 1 and 2 of Article III of the Agreement and Declaration of
Trust are amended to read in their entirety as follows:

         Division of Beneficial Interest

                Section 1. The Trustees may, without Shareholder approval, authorize one or more classes of Shares (which classes may be divided into two or more series), Shares of each such class or series having such preferences, voting powers, terms of redemption, if any, and special or relative rights or privileges (including conversion rights, if any) as the Trustees may determine and as shall be set forth in the By-Laws. The number of Shares of each class or series authorized shall be unlimited, except as the By-Laws may otherwise provide, and the Shares so authorized may be represented in part by fractional shares. The Trustees may from time to time divide or combine the Shares of any class or series into a greater or lesser number without thereby changing the proportionate beneficial interest in the class or series.

         Ownership of Shares

                Section 2. The ownership of Shares shall be recorded on the books of the Trust or its transfer or similar agent. No certificates certifying the ownership of Shares shall be issued except as the Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any transfer or similar agent of the Trust, as the case may be, shall be conclusive as to who are the Shareholders of each class or series and as to the number of Shares of each class or series held from time to time by each Shareholder.

         Sections 1 and 2 of Article IV of the Agreement and Declaration of Trust are amended to read in their entirety as follows:

         Number of Trustees and Term of Office

                Section 1. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the number of Trustees shall be such number as shall be fixed from time to time by a written instrument signed by a majority of the Trustees, provided, however, that the number of Trustees shall in no event be less than three (3). No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term unless the Trustee is specifically removed pursuant to Section 2 of this Article at the time of the decrease. The Board of Trustees shall be divided into three classes. The number of Trustees in each class shall be determined by resolution of the Board of Trustees. The initial Trustees, each of whom shall serve until the first meeting of Shareholders at which Trustees are elected and until his or her successor is elected and qualified, or until he or she sooner dies, resigns or is removed, shall be John A. McNeice, Jr. and such other persons as the Trustee or Trustees then in office shall, prior to any sale of Shares pursuant to a public offering, appoint. The term of office of all of the initial Trustees shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof, which annual or special meeting shall be called to be held not more than fifteen months after Shares are first sold pursuant to a public offering. The term of office of the first class shall expire on the date of the second annual meeting of Shareholders or any special meeting in lieu thereof. The term of office of the second class shall expire on the date of the third annual meeting of Shareholders or any special meeting in lieu thereof. The term of office of the third class shall expire on the date of the fourth annual meeting of Shareholders or any special meeting in lieu thereof. Upon expiration of the term of office of each class as set forth above, the number of Trustees in such class, as determined by the Board of Trustees, shall be elected for a term expiring


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         on the date of the third annual meeting of Shareholders or any special meeting in lieu thereof following such expiration to succeed the Trustees whose terms of office expire. The Trustees shall be elected at an annual meeting of the Shareholders or a special meeting in lieu thereof, except as provided in Section 2 of this Article.

         Vacancies; Removal

                Section 2. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, any vacancies occurring in the Board of Trustees may be filled by the Trustees if, immediately after filling any such vacancy, at least two-thirds of the Trustees then holding office shall have been elected to such office by the Shareholders. In the event that at any time less than a majority of the Trustees then holding office were elected to such office by the Shareholders, the Trustees shall call a meeting of Shareholders for the purpose of electing Trustees. At any meeting called for such purpose and subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, a Trustee may be removed, with or without cause, by vote of a majority of the outstanding Shares of the classes or series entitled to vote for the election of such Trustee. By vote of a majority of the Trustees then in office, the Trustees may remove a Trustee with or without cause.

         The first paragraph of Section 4 of Article IV of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

         Powers

                Section 4. Subject to the provisions of this Declaration of Trust, the business of the Trust shall be managed by the Trustees, and they shall have all powers necessary or convenient to carry out that responsibility. Without limiting the foregoing, the Trustees may adopt By-Laws not inconsistent with this Declaration of Trust providing for the conduct of the business of the Trust and may amend and repeal them to the extent that such By-Laws do not reserve that right to the Shareholders of one or more classes or series. Subject to the voting power of one or more classes or series of shares as set forth in the By-Laws, the Trustees may fill vacancies in or add to their number, including vacancies resulting from increases in their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; they may appoint from their own number, and terminate, any one or more committees consisting of two or more Trustees, including an executive committee which may, when the Trustees are not in session, exercise some or all of the power and authority of the Trustees as the Trustees may determine; they may appoint an advisory board, the members of which shall not be Trustees and need not be Shareholders, they may employ one or more custodians of the assets of the Trust and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities, retain a transfer agent or a Shareholder services agent, or both, provide for the distribution of Shares by the Trust, through one or more principal underwriters or otherwise, set record dates for the determination of Shareholders with respect to various matters, and in general delegate such authority as they consider desirable to any officer of the Trust, to any committee of the Trustees and to any agent or employee of the Trust or to any such custodian or underwriter.


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         Sections 1, 2 and 3 of Article V of the Agreement and Declaration of
Trust are amended to read in their entirety as follows:

         Voting Powers

                Section 1. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Article IV, Section 1, (ii) with respect to any Adviser as provided in Article IV, Section 7, (iii) with respect to any termination of this Trust to the extent and as provided in Article IX,
         Section 4, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Article IX, Section 7, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders, (vi) with respect to such additional matters relating to the Trust as may be required by law, this Declaration of Trust, the By-Laws or any registration of the Trust with the Securities and Exchange Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote, except as otherwise provided in the By-Laws. Notwithstanding any other provision of this Declaration of Trust, on any matter submitted to a vote of Shareholders, all Shares of the Trust then entitled to vote shall, except as otherwise provided in the By-Laws or required by law, be voted in the aggregate as a single class without regard to classes or series of Shares. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Until Shares of a particular class or series are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders as to such class or series.

         Voting Power and Meetings

                Section 2. There shall be an annual meeting of the Shareholders on the date fixed in the By-Laws at the office of the Trust in Boston, Massachusetts, or at such other place as may be designated in the call thereof, which call shall be made by the Trustees. In the event that such meeting is not held in any year on the date fixed in the By-Laws, whether the omission be by oversight or otherwise, a subsequent special meeting may be called by the Trustees and held in lieu of the annual meeting with the same effect as though held on such date. Special meetings of Shareholders of any or all classes or series may also be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders of such class or series as herein provided or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder entitled to vote at such meeting at the Shareholder's address as it appears on the records of the Trust. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of 30 days after written application by Shareholders holding at least 10% of the Shares then outstanding of all classes and series entitled to vote at such meeting requesting a meeting to be called for a purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least 10% of the Shares then outstanding of all classes and series entitled to vote at such


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         meeting may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees.

         Quorum and Required Vote

                Section 3. A majority of the Shares entitled to vote on a particular matter shall be a quorum for the transaction of business at a Shareholders' meeting, except that where the By-Laws require that holders of any class or series shall vote as an individual class or series, then a majority of the aggregate number of Shares of that class or series entitled to vote shall be necessary to constitute a quorum for the transaction of business by that class or series. Any lesser number, however, shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. Except when a larger vote is required by any provision of this Declaration of Trust or the By-Laws, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, provided that where the By-Laws require that the holders of any class or series shall vote as an individual class or series a majority of the Shares of that class or series voted on the matter (or a plurality with respect to the election of a Trustee) shall decide that matter insofar as that class or series is concerned.

         The second paragraph of Section 4 of Article V of the Agreement and Declaration of Trust is amended in its entirety as follows:

                Notwithstanding any other provision of this Declaration of Trust, the conversion of the Trust from a "closed-end company" to an "open-end company," as those terms are defined in Sections 5(a)(2) and 5(a)(1), respectively, of the 1940 Act as in effect on January 1, 1989, shall require the affirmative vote or consent of the holders of at least 66 2/3% of the Shares of each class entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of the Shares otherwise required by law or by any agreement between the Trust and any national securities exchange.

         Section I of Article VI of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

         Distributions

                Section 1. The Trustees may, but need not, each year distribute to the Shareholders of any or all classes or series such income and gains, accrued or realized, as the Trustees may determine, after providing for actual and accrued expenses and liabilities (including such reserves as the Trustees may establish) determined in accordance with good accounting practices and subject to the preferences, special or relative rights and privileges of the various classes or series of Shares. The Trustees shall have full discretion to determine which items shall be treated as income and which items as capital and their determination shall be binding upon the Shareholders. Distributions of each year's income, if any be made, may be made in one or more payments, which shall be in Shares, in cash or otherwise and on a date or dates and as of a record date or dates determined by the Trustees. At any time and from time to time in their discretion, the Trustees may distribute to the Shareholders as of a record date or dates determined by the Trustees, in Shares, in cash or otherwise, all or part of any gains realized on the sale or disposition of property or otherwise, or all or part of any other principal of the Trust. Each distribution pursuant to this Section 1 to the Shareholders of a particular class or series shall be made ratably according to the number of Shares of such class or series held by the several Shareholders on the applicable record date thereof, provided that no distribution need be made on Shares purchased pursuant to orders received, or for which payment is made, after such time or times as the Trustees may determine. Any such distribution paid in Shares will be paid at the net asset value thereof as determined in


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         accordance with Section 2 of this Article VI, or at such other value as may be specified by the By-Laws or as the Trustees may from time to time determine, subject to applicable laws and regulations then in effect.

         The first paragraph of Section 2 of Article VI of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

         Determination of Net Asset Value

                Section 2. At such times as the Trust shall have outstanding only one class or series of Shares, the term "net asset value" of the Shares shall mean: (i) the value of all the assets of the Trust; (ii) less the total liabilities of the Trust; (iii) divided by the number of Shares outstanding, in each case at the time of each determination. Any fractions involved in the computation of net asset value per share shall be adjusted to the nearer cent unless the Trustees shall determine to adjust such fractions to a fraction of a cent. At such times as the Trust shall have outstanding more than one class or series of Shares, the term "net asset value" of the Shares shall have such meaning, with respect to the Shares of any particular class or series of Shares, as shall from time to time be specified in the By-Laws.

         Section 4 of Article IX of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

         Duration and Termination of Trust

                Section 4. Unless terminated as provided herein, the Trust shall continue without limitation of time. Subject to the voting powers of one or more classes or series of Shares as set forth in the By-Laws, the Trust may be terminated at any time by vote of Shareholders holding at least 66 2/3% of the Shares entitled to vote or by the Trustees by written notice to the Shareholders.

                  Upon termination of the Trust, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds to the Shareholders, ratably according to the number of Shares held by the several Shareholders on the date of termination, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any classes or series of Shares.

         Section 7 of Article IX of the Agreement and Declaration of Trust is amended to read in its entirety as follows:

         Amendments

                Section 7. (a) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more classes or series of Shares, and except as provided in paragraph
         (b) of this Section 7, this Declaration of Trust may be amended at any time by an instrument in writing signed by a majority of the then Trustees (1) when authorized so to do by a vote of Shareholders holding a majority of the Shares entitled to vote or (2) without Shareholder approval as may be necessary or desirable in order to authorize one or more classes or series of Shares as in Section 1 of Article III. Amendments having the purpose of changing the name of the Trust or of supplying any omission, curing any ambiguity or curing, correcting or supplementing any


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         defective or inconsistent provision contained herein shall not require authorization by Shareholder vote.

                (b) Except to the extent that the By-Laws or applicable law may require a higher vote or the separate vote of one or more classes or series of Shares, no amendment may be made under this Section 7 which shall amend, alter, change or repeal any of the provisions of Article IV, Section 1, Article V, Section 4 or this paragraph (b) unless the amendment effecting such amendment, alteration, change or repeal shall receive the affirmative vote or consent of at least 66 2/3 % of the Shares entitled to vote. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or by the terms of any agreement between the Trust and any national securities exchange.



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         IN WITNESS WHEREOF, the undersigned have hereunto set their hands in the City of Boston, Massachusetts, for themselves and their assigns, as of this 30th day of July, 1999.


--------------------------------                  -------------------------
     Robert J. Birnbaum                                 William E. Mayer


--------------------------------                  -------------------------
        Tom Bleasdale                                 James L. Moody, Jr.


--------------------------------                  -------------------------
      John V. Carberry                                 John J. Neuhauser


--------------------------------                  -------------------------
       Lora S. Collins                                 Thomas E. Stitzel


--------------------------------                  -------------------------
      James E. Grinnell                                Robert L. Sullivan


--------------------------------                  -------------------------
      Richard W. Lowry                                 Anne-Lee Verville


--------------------------------
      Salvatore Macera


Commonwealth of Massachusetts    )
                                 )ss.
County of Suffolk                )


Then personally appeared the above-named Trustees and executed Amendment No. 1 to the Agreement and Declaration of Trust of Colonial Investment Grade Municipal Trust as their free act and deed, before me, this 30th day of July, 1999.


                                                     Mary P Mahoney
                                             ----------------------------------
                                                      Notary Public


                                             My Commission Expires 2/22/2002
                                                                   ------------

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